UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 24, 2008

Reliant Energy, Inc.
 (Exact name of registrant as specified in its charter)

Delaware	1-16455	76-0655566
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Main Street, Houston, Texas	77002
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 497-3000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events.

As previously disclosed, the results in our retail energy segment in 2008 have been substantially below our expectations as a result of a variety of factors, including the record heat in the Houston area and ERCOT transmission constraints experienced in late May and early June, the devastating impact of Hurricane Ike on the Gulf Coast and the significant volatility in commodity prices experienced in 2008. As a consequence, we concluded that amending or terminating our $300 million working capital facility agreement (the “Working Capital Facility”) with Merrill Lynch Capital Corporation (“MLCC”) could be appropriate in order to address any issue that might be asserted regarding the minimum adjusted retail EBITDA covenant in that facility. We believe that we have the right to terminate the Working Capital Facility under the terms thereof and on December 5 we terminated the Working Capital Facility. Following our termination, MLCC informed us that it reserved its rights to dispute our termination of the Working Capital Facility.

On December 24, 2008, Merrill Lynch Commodities, Inc. (“MLCI”) and Merrill Lynch & Co., Inc. (“Merrill Lynch” and collectively with MLCI, “Merrill Lynch”) filed an action for declaratory judgment in the Supreme Court of the State of New York seeking a judgment declaring that under the Credit Sleeve and Reimbursement Agreement between Merrill Lynch and certain Reliant Energy affiliates (the “CSRA”) we did not have the right to terminate the Working Capital Facility.

We believe that we had the right to terminate the Working Capital Facility and that such termination does not constitute an event of default under the CSRA. The Working Capital Facility expressly provides that Reliant may at any time terminate the facility. We intend to vigorously oppose the Merrill Lynch action. If the action for declaratory judgment is successful, Merrill Lynch could seek to exercise remedies under the CSRA, including seeking to foreclose on its collateral under that arrangement. We believe that such actions by Merrill Lynch, even if successful, would not have a material impact on our wholesale business.

Merrill Lynch stated in its filing that it will continue to perform under the CSRA and provide credit enhancement to Reliant in connection with the conduct of its retail energy business. Reliant is continuing to pursue longer term arrangements to unwind the credit enhanced retail structure with Merrill Lynch.

The Merrill Lynch complaint is attached to this Form 8-K as Exhibit 99.1.

Item 9.01    Financial Statements and Exhibits.

(d)   We file the following exhibit:

99.1   Complaint filed December 24, 2008 in the Supreme Court of the State of New York, County of New York, by Merrill Lynch Commodities, Inc. and Merrill Lynch & Co., Inc. against Reliant Energy Power Supply, LLC, RERH Holdings, LLC, Reliant Energy Retail Holdings, LLC, Reliant Energy Retail Services, LLC, RE Retail Receivables, LLC and Reliant Energy Solutions East, LLC.

CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING INFORMATION

This report contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements that contain projections, assumptions or estimates about pending legal actions, our revenues, income, capital structure and other financial items, our plans and objectives for future operations or about our future economic performance, transactions and dispositions and financings and approvals related thereto. In many cases you can identify forward-looking statements by terminology such as “anticipate,” “estimate,” “believe,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “should,” “will,” “expect,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target” and other similar words. However, the absence of these words does not mean that the statements are not forward-looking.

Actual results may differ materially from those expressed or implied by forward-looking statements as a result of many factors or events, including, but not limited to, ongoing negotiations with Merrill Lynch, the outcome of strategic alternatives review, legislative, regulatory and/or market developments, the outcome of pending lawsuits (including the legal action decribed in this report), governmental proceedings and investigations, the effects of competition, financial market conditions, access to capital, the timing and extent of changes in commodity prices and interest rates, weather conditions and other factors we discuss or refer to in the “Risk Factors” section of our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission. Our filings and other important information are also available on our website at www.reliant.com.

Each forward-looking statement speaks only as of the date of the particular statement and we undertake no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Reliant Energy, Inc.

December 29, 2008	By:	Thomas C. Livengood
Name: Thomas C. Livengood
Title: Senior Vice President and Controller

Exhibit Index

Exhibit No.	Description

99.1	Merrill Lynch Complaint